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                                            Dresdner RCM Global Funds, Inc.
                                            Four Embarcadero Center
                                            San Francisco, California 94111-4189
                                            (800) 726-7240

DRESDNER RCM MIDCAP FUND
DRESDNER RCM SMALL CAP FUND



                       STATEMENT OF ADDITIONAL INFORMATION
                                January __, 2001


Dresdner RCM MidCap Fund (the "MidCap Fund") and Dresdner RCM Small Cap Fund (the "Small Cap Fund") are series of Dresdner RCM Global Funds, Inc. (the "Company"), an open-end management investment company. The Company presently consists of fourteen series, two of which are discussed in this SAI. The Funds' investment manager is Dresdner RCM Global Investors LLC (the "Investment Manager"). Both the MidCap Fund and the Small Cap Fund (each, a "Fund" and together, "the Funds") are diversified.


This Statement of Additional Information ("SAI") is not a prospectus, and should be read in conjunction with the Prospectus of the Funds dated January __, 2001. The Prospectus may be obtained without charge by writing or calling the Company at the address and phone number above.


Incorporated herein by reference are the financial statements of the Funds' predecessors contained in the Funds' Annual Report to Shareholders for the year ended December 31, 1999, including the Report of Independent Accountants dated February 18, 2000, the Statement of Assets and Liabilities, including the Portfolio of Investments and the related Statement of Operations, the Statement of Changes in Net Assets and the Financial Highlights. Also incorporated herein by reference are the unaudited financial statements of the Funds' predecessors contained in the Funds' Semi-Annual Report to Shareholders for the six months ended June 30, 2000. Copies of the Funds' Annual and Semi-Annual Reports to Shareholders are available upon request, by calling (800) 726-7240, or by writing to Four Embarcadero Center, San Francisco, CA 94111.


Table of Contents

                                                                            PAGE


     Investment Objectives and Policies........................................1
     Risk Considerations......................................................13
     Investment Restrictions..................................................18
     Execution of Portfolio Transactions......................................20
     Directors and Officers...................................................22
     Control Persons and Principal Holders of Securities......................25
     Investment by Employee Benefit Plans.....................................26
     The Investment Manager...................................................26
     The Distributor..........................................................28
     The Administrator........................................................27
     Other Service Providers..................................................27
     Net Asset Value..........................................................30
     Purchase and Redemption of Shares........................................31
     Dividends, Distributions and Tax Status..................................32
     Investment Results.......................................................34
     General Information......................................................36
     Additional Information...................................................37
     Financial Statements.....................................................37

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Investment Objectives and Policies


INVESTMENT CRITERIA

       In evaluating particular investment opportunities, the Investment Manager may consider such other factors, in addition to those described in the Prospectus, as the anticipated economic growth rate, the political outlook, the anticipated inflation rate, the currency outlook, and the interest rate environment for the country and the region in which a particular issuer is located. When the Investment Manager believes it would be appropriate and useful, the Investment Manager's personnel may visit the issuer's headquarters and plant sites to assess an issuer's operations and to meet and evaluate its key executives. The Investment Manager also will consider whether other risks may be associated with particular securities.


INVESTMENT IN FOREIGN SECURITIES

       Each Fund may invest up to 10% of its total assets in foreign securities, including securities of issuers that are organized or headquartered in emerging market countries. The securities markets of many countries have at times in the past moved relatively independently of one another due to different economic, financial, political, and social factors. In seeking to achieve the investment objectives of the Funds, the Investment Manager allocates the Funds' assets among securities of countries and in currency denominations where it expects opportunities for meeting the Funds' investment objectives to be the most attractive, subject to the percentage limitations set forth in the Prospectus. In addition, from time to time a Fund may strategically adjust its investments among issuers based in various countries and among the various equity markets of the world in order to take advantage of diverse global opportunities, based on the Investment Manager's evaluation of prevailing trends and developments, as well as on the Investment Manager's assessment of the potential for capital appreciation (as compared to the risks) of particular companies, industries, countries, and regions.

       INVESTMENT IN DEVELOPED FOREIGN COUNTRIES. Each of the Funds may invest in securities of foreign companies that are organized or headquartered in developed foreign countries. A Fund may not be invested in all developed foreign countries at one time, and may not invest in particular developed foreign countries at any time, depending on the Investment Manager's view of the investment opportunities available.

       Although these countries have developed economies, even developed countries may be subject to periods of economic or political instability. For example, efforts by the member countries of the European Union to eliminate internal barriers to the free movement of goods, persons, services and capital have encountered opposition arising from the conflicting economic, political and cultural interests and traditions of the member countries and their citizens. The reunification of the former German Democratic Republic (East Germany) with the Federal Republic of Germany (West Germany) and other political and social events in Europe have caused considerable economic and social dislocations. Such events can materially affect securities markets and have also disrupted the relationship of such currencies with each other and with the U.S. dollar. Similarly, events in the Japanese economy and social developments may affect Japanese securities and currency markets, as well as the relationship of the Japanese yen to the U.S. dollar. Future political, economic and social developments can be expected to produce continuing effects on securities and currency markets in these and other developed foreign countries.

       INVESTMENT IN EMERGING MARKETS. Each Fund may invest in securities of companies organized or headquartered in developing countries with emerging markets. As a general matter, countries that are not considered to be developed foreign countries by the Investment Manager will be deemed to be emerging market countries. Emerging market countries include any country generally considered to be an emerging market or developing country by the World Bank, the International Finance Corporation, the United Nations or its authorities, or other recognized financial institutions. As of the date of this SAI, emerging market countries are deemed to include for purposes of this SAI, all foreign countries other than Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. (See INVESTMENT IN DEVELOPED FOREIGN COUNTRIES.) As their economies grow and their


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markets grow and mature, some countries that currently may be characterized by the Investment Manager as emerging market countries may be deemed by the Investment Manager to be developed foreign countries. In the event that the Investment Manager deems a particular country to be a developed foreign country, any investment in securities issued by that country's government or by an issuer located in that country would not be subject to a Fund's overall limitations on investments in emerging market countries.

       Securities of issuers organized or headquartered in emerging market countries may, at times, offer excellent opportunities for current income and capital appreciation. However, prospective investors should be aware that the markets of emerging market countries historically have been more volatile than the markets of the United States and developed foreign countries. Thus, the risks of investing in securities of issuers organized or headquartered in emerging market countries may be far greater than the risks of investing in developed foreign markets. (See RISK CONSIDERATIONS--EMERGING MARKET SECURITIES for a more detailed discussion of the risk factors associated with investments in emerging market securities.) In addition, movements of emerging market currencies historically have had little correlation with movements of developed foreign market currencies. Prospective investors should consider these risk factors carefully before investing in a Fund. Some emerging market countries have currencies whose value is closely linked to the U.S. dollar. Emerging market countries also may issue debt denominated in U.S. dollars and other currencies.

       It is unlikely that a Fund will be invested in securities in all emerging market countries at any time. Moreover, investing in some emerging markets currently may not be desirable or feasible due to lack of adequate custody arrangements for Fund assets, overly burdensome repatriation or similar restrictions, the lack of organized and liquid securities markets, unacceptable political risks, poor values of investments in those markets relative to investments in other emerging markets, in developed foreign markets or in the United States, or for other reasons.


CURRENCY MANAGEMENT

       Securities purchased by the Funds may be denominated in U.S. dollars, foreign currencies, or multinational currencies such as the Euro, and the Funds will incur costs in connection with conversions between various currencies. Movements in the various securities markets may be offset by changes in foreign currency exchange rates. Exchange rates frequently move independently of securities markets in a particular country. As a result, gains in a particular securities market may be affected, either positively or negatively, by changes in exchange rates, and a Fund's net currency positions may expose it to risks independent of its securities positions.

       A Fund's ability and decision to purchase or sell portfolio securities may be affected by the laws or regulations in particular countries relating to convertibility and repatriation of assets. Because the shares of the Funds are redeemable in U.S. dollars each day the Funds determine their net asset value, the Funds must have the ability at all times to obtain U.S. dollars to the extent necessary to meet redemptions. Under present conditions, the Investment Manager does not believe that these considerations will have any significant adverse effect on its portfolio strategies, although there can be no assurances in this regard.

       GENERAL CURRENCY CONSIDERATIONS. Currency exchange rates may fluctuate significantly over short periods of time causing, along with other factors, a Fund's net asset value to fluctuate as well. Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or anticipated changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention, or failure to do so, by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad. To the extent that a substantial portion of a Fund's total assets, adjusted to reflect the Fund's net position after giving effect to currency transactions, is denominated or quoted in the currencies of foreign countries, the Fund will be more susceptible to the risk of adverse economic and political developments within those countries.




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FUTURES TRANSACTIONS


         Each Fund may purchase and sell stock index futures contracts and options on such futures contracts as a hedge against changes in market conditions that may result in changes in the value of the Fund's portfolio securities and not for speculation. A stock index (such as the Standard & Poor's 500 Stock Price Index) assigns relative values to the common stocks included in the index, and the index fluctuates with changes in the market values of the common stocks so included.


         FUTURES CHARACTERISTICS. A futures contract is an agreement between two parties (buyer and seller) to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. In the case of futures contracts traded on U.S. exchanges, the exchange itself or an affiliated clearing corporation assumes the opposite side of each transaction (i.e., as buyer or seller). A futures contract may be satisfied or closed out by payment of the change in the cash value of the index. No physical delivery of the underlying stocks in the index is made.


         Unlike when a Fund purchases or sells a security, no price is paid or received by a Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the Fund's custodian or such other parties as may be authorized by the SEC (in the name of the futures commission merchant (the "FCM")) an amount of cash or U.S. Treasury bills which is referred to as an "initial margin" payment. The nature of initial margin in futures transactions is different from that of margin in security transactions in that a futures contract margin does not involve the borrowing of funds by a Fund to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Futures contracts customarily are purchased and sold with initial margins that may range upwards from less than 5% of the value of the futures contract being traded. Subsequent payments, called "variation margin", to and from the FCM, will be made on a daily basis as the price of the underlying stock index varies, making the long and short positions in the futures contract more or less valuable. This process is known as "marking to the market." For example, when a Fund has purchased a stock index futures contract and the price of the underlying index has risen, the Fund's position will have increased in value and the Fund will receive from the FCM a variation margin payment equal to that increased value. Conversely, when a Fund has purchased a stock index futures contract and the price of the underlying index has declined, the position would be less valuable and the Fund would be required to make a variation margin payment to the FCM. At any time prior to expiration of a futures contract, a Fund may elect to close the position by taking an identical position which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain.


         CHARACTERISTICS OF FUTURES OPTIONS. Each Fund may also purchase call options and put options on stock index futures contracts ("futures options"). A futures option gives the holder the right, in return for the premium paid, to assume a long position (in the case of a call) or short position (in the case of a put) in a futures contract at a specified exercise price prior to the expiration of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A futures option may be closed out (before exercise or expiration) by an offsetting purchase or sale of a futures option of the same series.


         PURCHASE OF FUTURES. When the Investment Manager anticipates a significant stock market or stock market sector advance, a Fund may purchase a stock index futures contract which affords a hedge against not participating in such advance at a time when the Fund is not fully invested in equity securities. Such purchase of a futures contract would serve as a temporary substitute for the purchase of individual stocks which may later be purchased (with attendant costs) in an orderly fashion. As such purchase of individual stocks are made, an approximately equivalent amount of stock index futures would be terminated by offsetting sales.


         SALE OF FUTURES. Each Fund may sell stock index futures contracts in anticipation of or during a general stock market or stock market sector decline that may adversely affect the market values of the Fund's portfolio of equity securities. To the extent that the Fund's portfolio of equity securities changes in value in correlation with a given stock index, the sale of futures contracts on that index would reduce the risk to the portfolio of a market decline and, by doing so, would provide an alternative to the liquidation of securities positions in the portfolio with resultant transaction costs.

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         PURCHASE OF PUT OPTIONS ON FUTURES. The purchase of put options on stock index futures contracts is analogous to the purchase of a put on individual stocks, where an absolute level of protection from price fluctuation is sought below which no additional economic loss would be incurred by a Fund. For example, put options on futures may be purchased to hedge a portfolio of stocks or a position in the futures contract upon which the put option is based against a possible decline in market value.


         PURCHASE OF CALL OPTIONS ON FUTURES. The purchase of call options on stock index futures contracts represents a means of obtaining temporary exposure to market appreciation with risk limited to the premium paid for the call option. It is analogous to the purchase of a call option on an individual stock, which can be used as a substitute for a position in the stock itself. Depending on the pricing of the option compared to either the futures contract upon which it is based, or to the price of the underlying stock index itself, the call option may be less risky, because losses are limited to the premium paid for the call option, when compared to the ownership of the underlying stock index futures contract or the underlying stock. Like the purchase of a stock index futures contract, a Fund would purchase a call option on a stock index futures contract to hedge against a market advance when the Fund is not fully invested.


         LIMITATIONS ON PURCHASE AND SALE OF FUTURES AND FUTURES OPTIONS. The Funds will not engage in transactions in stock index futures contracts or futures options for speculation, but only as a hedge against changes in the value of securities held in each Fund's portfolio, or securities which the Investment Manager intends to purchase for the portfolio, resulting from actual or anticipated changes in general market conditions. Such transactions will only be effected when, in the view of the Investment Manager, they are economically appropriate in the reduction of risks inherent in the ongoing management of a Fund's investment portfolio.


         A Fund may not purchase or sell futures contracts or purchase futures options if, immediately thereafter, more than 30% of the value of its net assets would be hedged. In addition, a Fund may not purchase or sell futures or purchase futures options if, immediately thereafter, the sum of the amount of margin deposits on the Fund's existing futures positions and premiums paid for futures options would exceed 5% of the market value of the Fund's total assets. In Fund transactions involving futures contracts, to the extent required by applicable SEC guidelines, an amount of cash, U.S. Government securities, or other liquid debt or equity securities equal to the market value of the futures contracts will be segregated with the Fund's Custodian, or in other segregated accounts as regulations may allow, to collateralize the position and thereby to insure that the use of such futures is unleveraged. Such segregated accounts will be marked to market daily.


         REGULATORY MATTERS. The Company has filed a claim of exemption from registration of the Funds as commodity pools with the Commodity Futures Trading Commission (the "CFTC"). Each Fund intends to conduct its futures trading activity in a manner consistent with that exemption. The Investment Manager is registered with the CFTC as both a commodity pool operator and as a commodity-trading advisor.


DEBT SECURITIES


         Each Fund may invest up to 20% of its total assets in U.S. Government debt obligations. The timing of purchase and sale transactions in debt obligations may result in capital appreciation or depreciation because the value of debt obligations varies inversely with prevailing interest rates. The debt obligations in which the Funds will invest will be rated, at the time of purchase, BBB or higher by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or equivalent ratings by other rating organizations, or, if unrated, will be determined by the Investment Manager to be of comparable investment quality. If the rating of an investment grade security held by a Fund is downgraded, the Investment Manager will determine whether it is in the best interests of the Fund to continue to hold the security in its investment portfolio.


         RATINGS. Credit ratings evaluate the safety of principal and interest payments of securities, not their market value. The rating of an issuer is also heavily weighted by past developments and does not necessarily reflect probable future conditions. There is frequently a lag between the time a rating is assigned and the time it is updated. As credit rating agencies may fail to timely change credit ratings of securities to reflect subsequent events, the Investment Manager will also monitor issuers of such securities to determine if such issuers will have sufficient cash flow and profits to meet required principal and interest payments and to assure their liquidity. In general, debt securities held


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by a Fund will be treated as investment grade if they are rated by at least one major rating agency in one of its top four rating categories at the time of purchase or, if unrated, are determined by the Investment Manager to be of comparable quality. Investment grade means the issuer of the security is believed to have adequate capacity to pay interest and repay principal, although certain of such securities in the lower grades have speculative characteristics, and changes in economic conditions or other circumstances may be more likely to lead to a weakened capacity to pay interest and principal than would be the case with higher rated securities.


         GOVERNMENT OBLIGATIONS. U.S. Government obligations include obligations issued or guaranteed as to principal and interest by the U.S. Government and its agencies and instrumentalities, by the right of the issuer to borrow from the U.S. Treasury, by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality, or only by the credit of the agency or instrumentality. No assurance can be given that the U.S. Government will provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.


         The Investment Manager does not intend to purchase U.S. debt securities (other than cash-equivalent instruments with a maturity of one year or less), except on an occasional basis when the Investment Manager believes that unusually attractive investments are available.


CONVERTIBLE SECURITIES AND WARRANTS

       Each Fund may invest in convertible securities and warrants. The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The credit standing of the issuer and other factors may also affect the investment value of a convertible security. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value.


       As a matter of operating policy, no Fund will invest more than 10% of its net assets in warrants. A warrant gives the holder a right to purchase at any time during a specified period a predetermined number of shares of common stock at a fixed price. Unlike convertible debt, securities or preferred stock, warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for resale of the warrants, potential price fluctuations as a result of speculation or other factors, and failure of the price of the underlying security to reach or have reasonable prospects of reaching a level at which the warrant can be prudently exercised (in which event the warrant may expire without being exercised) resulting in a loss of the Fund's entire investment therein.


SYNTHETIC CONVERTIBLE SECURITIES

       Each Fund may invest in "synthetic" convertible securities, which are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, a Fund may purchase a non-convertible debt security and a warrant or option, which enables a Fund to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, the Fund generally receives an amount in cash equal to the difference between the conversion price and the then current value of the underlying security. Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. A Fund only invests in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or Standard & Poor's and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.


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PREFERRED STOCK

       Each Fund may purchase preferred stock. Preferred stock, unlike common stock, offers a stated dividend rate payable from a corporation's earnings. Such preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as call/redemption provisions prior to maturity, a negative feature when interest rates decline. Dividends on some preferred stock may be "cumulative," requiring all or a portion of prior unpaid dividends to be paid prior to payment of dividends on the issuer's common stock. Preferred stock also generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation, and may be "participating," which means that it may be entitled to a dividend exceeding the stated dividend in certain cases. The rights of the holders of preferred stock on the distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities.


BORROWING MONEY

       From time to time, it may be advantageous for a Fund to borrow money rather than sell portfolio securities to raise the cash to meet redemption requests. In order to meet such redemption requests, each Fund may borrow from banks or enter into reverse repurchase agreements. Each Fund may also borrow up to 5% of the value of its total assets for temporary or emergency purposes other than to meet redemptions. However, the Funds will not borrow money for leveraging purposes. A Fund may continue to purchase securities while borrowings are outstanding. The 1940 Act permits a Fund to borrow only from banks and only to the extent that the value of its total assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing), and requires the Fund to take prompt action to reduce its borrowings if this limit is exceeded. For the purpose of the 300% borrowing limitation, reverse repurchase transactions are considered to be borrowings.

       A reverse repurchase agreement involves a transaction by which a borrower (such as a Fund) sells a security to a purchaser (a member bank of the Federal Reserve System or a broker-dealer deemed creditworthy pursuant to standards adopted by the Board of Directors of the Company (the "Board of Directors"), and simultaneously agrees to repurchase the security at an agreed-upon price on an agreed-upon date within a number of days (usually not more than seven) from the date of purchase.


LENDING PORTFOLIO SECURITIES

       Each Fund is authorized to make loans of portfolio securities, for the purpose of realizing additional income, to broker-dealers or other institutional investors deemed creditworthy pursuant to standards adopted by its Board of Directors. The borrower must maintain with the Fund's custodian collateral consisting of cash, U.S. Government securities or other liquid debt or equity securities equal to at least 100% of the value of the borrowed securities, plus any accrued interest. The Fund will receive any interest paid on the loaned securities, and a fee and/or a portion of the interest earned on the collateral, less any fees and administrative expenses associated with the loan.


ILLIQUID SECURITIES


       Each Fund may invest up to 5% of the value of its net assets in illiquid securities. Securities may be considered illiquid if a Fund cannot reasonably expect to receive approximately the amount at which the Fund values such securities within seven days. The Investment Manager has the authority to determine whether certain securities held by a Fund are liquid or illiquid pursuant to standards adopted by the Board of Directors.


       The Investment Manager takes into account a number of factors in reaching liquidity decisions, including, but not limited to: the listing of the security on an exchange or national market system; the frequency of trading in the security; the number of dealers who publish quotes for the security; the number of dealers who serve as market makers for the security; the apparent number of other potential purchasers; and the nature of the security and how trading is effected (e.g., the time needed to sell the security, how offers are solicited, and the mechanics of transfer).

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       The Funds' investments in illiquid securities may include securities that are not registered for resale under the Securities Act of 1933 (the "Securities Act"), and therefore are subject to restrictions on resale. When a Fund purchases unregistered securities, it may, in appropriate circumstances, obtain the right to register such securities at the expense of the issuer. In such cases there may be a lapse of time between the Fund's decision to sell any such security and the registration of the security permitting sale. During any such period, the price of the security will be subject to market fluctuations.

       The fact that there are contractual or legal restrictions on resale of certain securities to the general public or to certain institutions may not be indicative of the liquidity of such investments. If such securities are subject to purchase by institutional buyers in accordance with Rule 144A under the Securities Act, the Investment Manager may determine in particular cases, pursuant to standards adopted by the Board of Directors, that such securities are not illiquid securities notwithstanding the legal or contractual restrictions on their resale. Investing in Rule 144A securities could have the effect of increasing a Fund's illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing such securities.


CASH-EQUIVALENT INSTRUMENTS

       Other than as described under INVESTMENT RESTRICTIONS below, the Funds are not restricted with regard to the types of cash-equivalent investments they may make. When the Investment Manager believes that such investments are an appropriate part of a Fund's overall investment strategy, the Fund may hold or invest, for investment purposes, a portion of its assets in any of the following, denominated in U.S. dollars, foreign currencies, or multinational currencies: cash; short-term U.S. or foreign government securities; commercial paper rated at least A-2 by Standard & Poor's or P-2 by Moody's certificates of deposit or other deposits of banks deemed creditworthy by the Investment Manager pursuant to standards adopted by the Board of Directors; time deposits; bankers' acceptances; and repurchase agreements related to any of the foregoing. In addition, for temporary defensive purposes under abnormal market or economic conditions, a Fund may invest up to 100% of its assets in such cash-equivalent investments.

       A certificate of deposit is a short-term obligation of a commercial bank. A bankers' acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with international commercial transactions. A repurchase agreement involves a transaction by which an investor (such as a Fund) purchases a security and simultaneously obtains the commitment of the seller (a member bank of the Federal Reserve System or a securities dealer deemed creditworthy by the Investment Manager pursuant to standards adopted by the Board of Directors) to repurchase the security at an agreed-upon price on an agreed-upon date within a number of days (usually not more than seven) from the date of purchase.

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RISK CONSIDERATIONS


FOREIGN SECURITIES

       Investments in foreign securities may offer investment opportunities and potential benefits not available from investments solely in securities of U.S. issuers. Such benefits may include higher rates of interest on debt securities than are available from domestic issuers, the opportunity to invest in foreign issuers that appear, in the opinion of the Investment Manager, to offer better opportunity for long-term capital appreciation than investments in securities of U.S. issuers, the opportunity to invest in foreign countries with economic policies or business cycles different from those of the United States and the opportunity to reduce fluctuations in portfolio value by taking advantage of foreign markets that do not necessarily move in a manner parallel to U.S. stock markets.

       At the same time, however, investing in foreign securities involves significant risks, some of which are not typically associated with investing in securities of U.S. issuers. For example, the value of investments in such securities may fluctuate based on changes in the value of one or more foreign currencies relative to the U.S. dollar, and a change in the exchange rate of one or more foreign currencies could reduce the value of certain portfolio securities. Currency exchange rates may fluctuate significantly over short periods of time, and are generally determined by the forces of supply and demand and other factors beyond a Fund's control. Changes in currency exchange rates may, in some circumstances, have a greater effect on the market value of a security than changes in the market price of the security. To the extent that a substantial portion of a Fund's total assets is denominated or quoted in the currency of a foreign country, the Fund will be more susceptible to the risk of adverse economic and political developments within that country.

       In addition, information about foreign issuers may be less readily available than information about domestic issuers. Foreign issuers generally are not subject to accounting, auditing, and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to U.S. issuers. Furthermore, with respect to certain foreign countries, the possibility exists of expropriation, nationalization, revaluation of currencies, confiscatory taxation, and limitations on foreign investment and the use or removal of funds or other assets of a Fund, including the withholding of tax on interest, dividends and other distributions and limitations on the repatriation of currencies. In addition, a Fund may experience difficulties or delays in obtaining or enforcing judgments. Foreign securities may be subject to foreign government taxes that could reduce the yield and total return on such securities.

       Foreign equity securities may be traded on an exchange in the issuer's country, an exchange in another country, or over-the-counter in one or more countries. Most foreign securities markets, including over-the-counter markets, have substantially less volume than U.S. securities markets, and the securities of many foreign issuers may be less liquid and more volatile than securities of comparable U.S. issuers. In addition, there is generally less government regulation of securities markets, securities exchanges, securities dealers, and listed and unlisted companies in foreign countries than in the United States.

       Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct and complete such transactions. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a Fund due to subsequent declines in the value of the portfolio security or, if a Fund has entered into a contract to sell that security, could result in possible liability of the Fund to the purchaser. Delays in settlement could adversely affect a Fund's ability to implement its investment strategies and to achieve its investment objectives.

       In addition, the costs associated with transactions in securities traded on foreign markets or of foreign issuers, and the expense of maintaining custody of such securities with foreign custodians, generally are higher than the costs associated with transactions in U.S. securities on U.S. markets. Investments in foreign securities may result in higher expenses due to the cost of converting foreign currency to U.S. dollars, the payment of fixed brokerage commissions on foreign exchanges, the expense of maintaining securities with foreign custodians and the imposition of transfer taxes or transaction charges associated with foreign exchanges.

DEPOSITARY RECEIPTS

       In many respects, the risks associated with investing in depositary receipts are similar to the risks associated with investing in foreign equity securities directly. In addition, to the extent that a Fund acquires depositary receipts through banks that do not have a contractual relationship with the foreign issuer of the security underlying the depositary receipts to issue and service depositary receipts, there may be an increased possibility that the Fund would not become aware of and be able to respond to corporate actions, such as stock splits or rights offerings, involving the foreign issuer in a timely manner.

       The information available for American Depositary Receipts ("ADRs") sponsored by the issuers of the underlying securities is subject to the accounting, auditing, and financial reporting standards of the domestic market or exchange on which they are traded, which standards generally are more uniform and more exacting than those to which many non-domestic issuers may be subject. However, some ADRs are sponsored by persons other than the issuers of the underlying securities. Issuers of the stock on which such ADRs are based are not obligated to disclose material information in the United States.

       A depositary receipt will be treated as an illiquid security for purposes of a Fund's restriction on the purchases of such securities unless the depositary receipt is convertible into cash by the Fund within seven days.


EMERGING MARKET SECURITIES

       There are special risks associated with investments in securities of companies organized or headquartered in developing countries with emerging markets that are in addition to the usual risks of investing in securities of issuers located in developed foreign markets around the world, and investors in the Funds are strongly advised to consider those risks carefully. The securities markets of emerging market countries are substantially smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign markets. As a result, the prices of emerging market securities may increase or decrease much more rapidly and much more dramatically than the prices of securities of issuers located in developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the United States and developed foreign markets. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets, and enforcement of existing regulations has been extremely limited.

       Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging market countries. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. In addition, custodial services and other costs related to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Funds' investment returns from such securities.

       In many cases, governments of emerging market countries continue to exercise a significant degree of control over the economies of such countries, and government actions relative to the economy, as well as economic developments generally, also may have a major effect on an issuer's prospects. In addition, certain of such governments have in the past failed to recognize private property rights and have at times naturalized or expropriated the assets of private companies. There is also a heightened possibility of confiscatory taxation, imposition of withholding taxes on dividend and interest payments, or other similar developments that could affect investments in those countries. As a result, there can be no assurance that adverse political changes will not cause a Fund to suffer a loss with respect to any of its holdings. In addition, political and economic structures in many of such countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristics of more developed countries. Unanticipated political or social developments may affect the values of a Fund's investments in those countries and the availability of additional investments in those countries.


INVESTMENTS IN SMALLER COMPANIES

       Investment in the securities of companies with smaller market capitalizations involves greater risk and the possibility of greater portfolio price volatility than investing in larger capitalization companies. The securities of small-sized concerns, as a class, have shown market behavior which has had periods of more favorable results, and periods of less favorable results, relative to securities of larger companies as a class. For example, smaller capitalization companies may have less certain growth prospects, and may be more sensitive to changing economic conditions, than large, more established companies. Moreover, smaller capitalization companies often face competition from larger or more established companies that have greater resources. In addition, the smaller capitalization companies in which a Fund may invest may have limited or unprofitable operating histories, limited financial resources, and inexperienced management. Furthermore, securities of such companies are often less liquid than securities of larger companies, and may be subject to erratic or abrupt price movements. To dispose of these securities, a Fund may have to sell them over an extended period of time below the original purchase price. Investments in smaller capitalization companies may be regarded as speculative.

       Securities issued by companies (including predecessors) that have operated for less than three years may have limited liquidity, which can result in their prices being lower than might otherwise be the case. In addition, investments in such companies are more speculative and entail greater risk than do investments in companies with established operating records.

       The Small Cap Fund generally will not purchase the securities of issuers with market capitalizations below $200 million, except in rare circumstances or when the Investment Manager believes that an unusual investment opportunity is available.


CONVERTIBLE SECURITIES

       Investment in convertible securities involves certain risks. If the conversion value is low relative to the investment value, the price of the convertible security will be governed principally by its yield, and thus may not decline in price to the same extent as the underlying stock; to the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be influenced increasingly by its conversion value. A convertible security held by a Fund may be subject to redemption at the option of the issuer at a price established in the instrument governing the convertible security, in which event the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock, or sell it to a third party.


OTHER DEBT OBLIGATIONS

       Although securities rated below BBB by Standard & Poor's or Baa by Moody's are considered to be of "investment grade," and are considered to have adequate capacity to pay interest and repay principal, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal than higher-rated securities. Credit ratings evaluate the safety of principal and interest payments of securities, not their market value. The rating of an issuer is also heavily weighted by past developments and does not necessarily reflect probable future conditions. There is frequently a lag between the time a rating is assigned and the time it is updated.

FUTURES TRANSACTIONS


         There are several risks in connection with the use of stock index futures contracts in the Funds. One risk arises because the correlation between movements in the price of a futures contract and movements in the price of the securities which are the subject of the hedge is not always perfect. The price of the futures contract acquired by a Fund may move more than, or less than, the price of the securities being hedged. If the price of the future moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by movement in the value of the future. If the price of the futures contract moves more than the price of the securities, the Fund will experience either a loss or a gain on the futures contract which will not be completely offset by movements in the price of the securities which are the subject of the hedge.


         To compensate for the imperfect correlation of movements in the price of securities being hedged and movements in the price of the futures, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of the securities being hedged, if the historical volatility of the price of such securities has been greater than the historical volatility of the securities. Conversely, a Fund may buy or sell fewer futures contracts if the historical volatility of the price of the securities being hedged is less than the historical volatility of the securities.


         Because of the low margins required, futures trading involves a high degree of leverage. As a result, a relatively small investment in a futures contract by a Fund may result in immediate and substantial loss, or gain, to the Fund. A purchase or sale of a futures contract may result in losses in excess of the initial margin for the futures contract. However, the Fund would have sustained comparable losses if, instead of the futures contract, it had invested in the securities underlying the index and sold the instrument after the decline.


         When futures are purchased by a Fund to hedge against a possible unfavorable movement in the price of stock before the Fund is able to invest its cash (or cash equivalents) in stock in an orderly fashion, it is possible that the market may decline instead. If the Fund then decides not to invest in stock at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.


         In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the securities which are the subject of a hedge, the price of futures contracts may not correlate perfectly with movements in the stock index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions. This practice could distort the normal relationship between the index and futures markets. Second, from the point of view of speculators, the deposit requirements in the futures market may be less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market also may cause temporary price distortions. Due to the possibility of price distortion in the futures market and because of the imperfect correlation between movements in the stock index and movements in the price of stock index futures, a correct forecast of general market or currency trends by the Investment Manager still may not result in a successful hedging transaction over a short time frame.

         Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. Once the daily limit has been reached, no more trades may be made on that day at a price beyond the limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions.


         Compared to the use of a futures contract, the purchase of an option on a futures contract involves less potential risk to a Fund because the maximum amount at risk is the premium paid for the option (plus transaction costs). However, there may be circumstances when the use of an option on a futures contract would result in loss to a Fund when the use of a futures contract would not, such as when there is no movement in the level of an index. In addition, daily changes in the value of the option due to changes in the value of the underlying futures contract are reflected in the net asset value of the Fund.


         A Fund will only enter into futures contracts or purchase futures options that are standardized and traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system. However, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular futures contract or futures option or at any particular time. In such event, it may not be possible to close a futures position, and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. In the event futures contracts have been used to hedge a portfolio security or currency, an increase in the price of the security or currency, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the security or currency will, in fact, correlate with the movements in the futures contract and thus provide an offset to losses on a futures contract.


         Successful use of futures by the Funds is subject to the Investment Manager's ability to predict correctly movements in the direction of the securities markets. For example, if a Fund hedged against the possibility of a decline in the market adversely affecting stocks held in its portfolio and stock prices increased instead, the Fund would lose part or all of the benefit of the increased value of its stocks which it hedged because it would have offsetting losses in its futures positions. In addition, in such situations, if a Fund had insufficient cash, it might have to sell securities to meet daily variation margin requirements. Such sales of securities might, but would not necessarily be at increased prices which would reflect the rising market. The Investment Manager and its predecessor have been actively engaged in the provision of investment supervisory services for institutional and individual accounts since 1970, but the skills required for the successful use of futures and options on futures are different from those needed to select portfolio securities, and the Investment Manager has limited prior experience in the use of futures or options techniques in the management of assets under its supervision.

OTHER RISK CONSIDERATIONS

       Investment in illiquid securities involves potential delays on resale as well as uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities, and a Fund might not be able to dispose of such securities promptly or at reasonable prices.

       A number of transactions in which the Funds may engage are subject to the risks of default by the other party to the transaction. If the seller of securities pursuant to a repurchase agreement entered into by a Fund defaults and the value of the collateral securing the repurchase agreement declines, the Fund may incur a loss. If bankruptcy proceedings are commenced with respect to the seller, realization of the collateral by the Fund may be delayed or limited. Similarly, when a Fund engages in when-issued, reverse repurchase, forward commitment and related settlement transactions, it relies on the other party to consummate the trade; failure of the other party to do so may result in the Fund incurring a loss or missing an opportunity to obtain a price the Investment Manager believed to be advantageous. The risks in lending portfolio securities, as with other extensions of secured credit, consist of a possible delay in receiving additional collateral or in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially.

       Borrowing also involves special risk considerations. Interest costs of borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on the borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales. To the extent a Fund enters into reverse repurchase agreements, the Fund is subject to risks that are similar to those of borrowing.



INVESTMENT RESTRICTIONS


FUNDAMENTAL POLICIES

Each Fund has adopted certain investment restrictions that are fundamental policies and that may not be changed without approval by the vote of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act.

The "vote of a majority of the outstanding voting securities" of the Fund, as defined in Section 2(a)(42) of the 1940 Act, means the vote of (i) 67% or more of the voting securities of the Fund present at any meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less. The restrictions for the Funds are as follows.


The MidCap Fund may not:


1. Invest in securities of any one issuer (other than the United States of America, its agencies and instrumentalities), if immediately after and as a result of such investment the value of the holdings of the Fund in the securities of such issuer exceeds 5% of the value of the Fund's total assets;


2. Invest more than 25% of the value of its total assets in the securities of companies primarily engaged in any one industry (other than the United States of America, its agencies and instrumentalities);


3. Invest in foreign securities if immediately after and as a result of such investment the value of the holdings of the Fund in foreign securities exceeds 10% of the value of the Fund's total assets;


4. Acquire more than 10% of the outstanding voting securities, or 10% of all of the securities, of any one issuer;


5.   Invest in companies for the purpose of exercising control or management;


6. Purchase or sell real estate; provided that the Fund may invest in readily marketable securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein;


7. Borrow amounts in excess of 5% of the total assets taken at cost or at market value, whichever is lower, and only from banks as a temporary measure for extraordinary or emergency purposes. The Fund will not mortgage, pledge, hypothecate or in any other manner transfer as security for an indebtedness any of its assets;


8. Issue senior securities as defined in the 1940 Act, except that the Fund may borrow money as permitted by restriction 8 above. For this purpose, futures and other transactions covered by segregated accounts are not considered to be senior securities.


9. Purchase securities on margin, but it may obtain such short-term credit from banks as may be necessary for the clearance of purchases and sales of securities;


10. Make loans of its funds or assets to any other person, which shall not be considered as including: (i) the purchase of a portion of an issue of publicly distributed debt securities, (ii) the purchase of bank obligations such as certificates of deposit, bankers' acceptances and other short-term debt obligations (iii) entering into repurchase agreements with respect to commercial paper, certificates of deposit and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and
     (iv) the loan of portfolio securities to brokers, dealers and other financial institutions where such loan is callable by the Fund at any time on reasonable notice and is fully secured by collateral in the form of cash or cash equivalents. The Fund will not enter into repurchase agreements with maturities in excess of seven days if immediately after and as a result of such transaction the value of the Fund's holdings of such repurchase agreements exceeds 10% of the value of the Fund's total assets. The Fund will not lend portfolio securities which, when valued at the time of loan, have a value in excess of 10% of the value of the Fund's total assets;


11.  Make short sales of securities;


12. Act as an underwriter of securities issued by other persons, or invest more than 5% of the value of its net assets in securities that are illiquid;


13. Purchase the securities of any other investment company or investment trust, except by purchase in the open market where, to the best information of the Company, no commission or profit to a sponsor or dealer (other than the customary broker's commission) results from such purchase and such purchase does not result in such securities exceeding 5% of the value of the Fund's total assets, or except when such purchase is part of a merger, consolidation, acquisition of assets, or other reorganization approved by the Fund's stockholders;


14. Participate on a joint or a joint-and-several basis in any trading account in securities (the aggregation of orders for the sale or purchase of marketable portfolio securities with other accounts under the management of the Investment Manager to save brokerage costs or average prices among them, is not deemed to result in a securities trading account);


15. Purchase from or sell portfolio securities to its officers, directors, or other "interested persons" (as defined in the 1940 Act) of the Company, other than otherwise unaffiliated broker-dealers;


16. Purchase or sell stock index futures or purchase related options if, immediately thereafter, more than 30% of the value of its net assets would be hedged, or the sum of the amount of "margin" deposits on the Fund's existing futures positions and premium paid for related options would exceed 5% of the market value of the Fund's total assets; or


17. Purchase commodities or commodity contracts, except that the Fund may purchase securities of an issuer which invests or deals in commodities or commodity contracts, and except that the Fund may enter into futures and options contracts only for hedging purposes. The Fund has no current intention of entering into commodities contract except for stock index futures and related options.

The Small Cap Fund may not:


1. Invest in securities of any one issuer (other than the United States of America, its agencies and instrumentalities), if immediately after and as a result of such investment the value of the holdings of the Fund in the securities of such issuer exceeds 5% of the value of the Fund's total assets;


2. Invest more than 25% of the value of its total assets in the securities of companies primarily engaged in any one industry (other than the United States of America, its agencies and instrumentalities);


3. Invest in foreign securities if immediately after and as a result of such investment the value of the holdings of the Fund in foreign securities exceeds 10% of the value of the Fund's total assets;


4. Acquire more than 10% of the outstanding voting securities, or 10% of all of the securities, of any one issuer;


5.   Invest in companies for the purpose of exercising control or management;


6. Purchase or sell real estate; provided that the Fund may invest in readily marketable securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein;


7. Issue senior securities, except that the Fund may borrow amounts, up to 5% of the total assets taken at cost or at market value, whichever is lower, and only from banks as a temporary measure for extraordinary or emergency purposes. For this purpose, futures and other transactions covered by segregated accounts are not considered to be senior securities. The Fund may engage in activities listed in Investment Restriction 10, but will not mortgage, pledge, hypothecate or in any other manner transfer as security for an indebtedness any of its assets;


8. Purchase securities on margin, but it may obtain such short-term credit from banks as may be necessary for the clearance of purchases and sales of securities;


9. Make loans of its funds or assets to any other person, which shall not be considered as including: (i) the purchase of a portion of an issue of publicly distributed debt securities; and (ii) the purchase of bank obligations such as certificates of deposit, bankers' acceptances and other short-term debt obligations. Notwithstanding the foregoing, the Fund may:
     (i) enter into repurchase agreements with respect to commercial paper, certificates of deposit and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and (ii) loan portfolio securities to brokers, dealers and other financial institutions where such loan is callable by the Fund at any time on reasonable notice and is fully secured by collateral in the form of cash or cash equivalents. The Fund will not enter into repurchase agreements with maturities in excess of seven days if immediately after and as a result of such transaction the value of the Fund's holdings of such repurchase agreements and other illiquid securities exceeds 5% of the value of the Fund's total assets. The Fund will not lend portfolio securities which, when valued at the time of loan, have a value in excess of 10% of the Fund's net assets;


10.  Make short sales of securities;


11. Act as an underwriter of securities issued by other persons, or invest more than 5% of the value of its net assets in securities that are illiquid;


12. Purchase the securities of any other investment company or investment trust, except by purchase in the open market where, to the best information of the Company, no commission or profit to a sponsor or dealer (other than the customary broker's commission) results from such purchase and such purchase does not result in such securities exceeding 5% of the value of the Fund's total assets, or except when such purchase is part of a merger, consolidation, acquisition of assets, or other reorganization approved by the Fund's stockholders;

13. Participate on a joint-and-several basis in any trading account in securities (the aggregation of orders for the sale or purchase of marketable portfolio securities with other accounts under the management of the Investment Manager to save brokerage costs or average prices among them, is not deemed to result in a securities trading account);


14. Purchase from or sell portfolio securities to its officers, directors, or other "interested persons" (as defined in the 1940 Act) of the Company, other than otherwise unaffiliated broker-dealers;


15. Purchase or sell stock index futures or purchase related options if, immediately thereafter, more than 30% of the value of its net assets would be hedged, or the sum of the amount of "margin" deposits on the Fund's existing futures positions and premium paid for related options would exceed 5% of the market value of the Fund's total assets; or


16. Purchase commodities or commodity contracts, except that the Fund may purchase securities of an issuer which invests or deals in commodities or commodity contracts, and except that the Fund may enter into futures and options contracts only for hedging purposes. The Fund has no current intention of entering into commodities contracts except for stock index futures and related options.


         The Funds are also subject to other restrictions under the 1940 Act; however, the registration of the Company under the 1940 Act does not involve any supervision by any federal or other agency of the Company's management or investment practices or policies, other than incident to occasional or periodic compliance examinations conducted by the SEC staff.


EXECUTION OF PORTFOLIO TRANSACTIONS

       The Investment Manager, subject to the overall supervision of the Company's Board of Directors, makes each Fund's investment decisions and selects the broker or dealer for each specific transaction using its best judgment to choose the broker or dealer most capable of providing the services necessary to obtain the best execution of that transaction. In seeking the best execution of each transaction, the Investment Manager evaluates a wide range of criteria including any or all of the following: the broker's commission rate, promptness, reliability and quality of executions, trading expertise, positioning and distribution capabilities, back-office efficiency, ability to handle difficult trades, knowledge of other buyers and sellers, confidentiality, capital strength and financial stability, prior performance in serving the Investment Manager and its clients, and other factors affecting the overall benefit to be received in the transaction. When circumstances relating to a proposed transaction indicate that a particular broker or dealer is in a position to obtain the best execution, the order is placed with that broker or dealer. This may or may not be a broker or dealer that has provided investment information and research services to the Investment Manager. Such investment information and research services may include, among other things, a wide variety of written reports or other data on the individual companies and industries; data and reports on general market or economic conditions; information concerning pertinent federal and state legislative and regulatory developments and other developments that could affect the value of actual or potential investments; companies in which the Investment Manager has invested or may consider investing; attendance at meetings with corporate management personnel, industry experts, economists, government personnel, and other financial analysts; comparative issuer performance and evaluation and technical measurement services; subscription to publications that provide investment-related information; accounting and tax law interpretations; availability of economic advice; quotation equipment and services; execution measurement services; market-related and survey data concerning the products and services of an issuer and its competitors or concerning a particular industry that are used in reports prepared by the Investment Manager to enhance its ability to analyze an issuer's financial condition and prospects; and other services provided by recognized experts on investment matters of particular interest to the Investment Manager. In addition, the foregoing services may include the use of or be delivered by computer systems whose hardware and/or software components may be provided to the Investment Manager as part of the services. In any case in which information and other services can be used for both research and non-research purposes, the Investment Manager makes an appropriate allocation of those uses and pays directly for that portion of the services to be used for non-research purposes.

       Subject to the requirement of seeking best available price and execution, the Investment Manager may, in circumstances in which two or more brokers are in a position to offer comparable prices and execution, give preference to a broker or dealer that has provided investment information to the Investment Manager. In so doing, the Investment Manager may effect securities transactions which cause a Fund to pay an amount of commission in excess of the amount of commission another broker would have charged. In selecting such broker or dealer, the Investment Manager will make a good faith determination that the amount of commission is reasonable in relation to the value of the brokerage services and research and investment information received, viewed in terms of either the specific transaction or the Investment Manager's overall responsibility to the accounts for which the Manager exercises investment discretion. The Investment Manager continually evaluates all commissions paid in order to ensure that the commission represents reasonable compensation for the brokerage and research services provided by such brokers. Such investment information as is received from brokers or dealers may be used by the Investment Manager in servicing all of its clients (including the Funds), and it is recognized that a Fund may be charged a commission paid to a broker or dealer who supplied research services not utilized by such Fund. However, the Investment Manager expects that the Funds will benefit overall by such practice because they are receiving the benefit of research services and the execution of such transactions not otherwise available to them without the allocation of transactions based on the recognition of such research services.

       Subject to the requirement of seeking the best available prices and execution, the Investment Manager may also place orders with brokerage firms that have sold shares of the Funds. However, to date the Funds have not marketed any of their shares through brokers and the Investment Manager has thus not utilized the above authority. The Investment Manager has not made and will not make any commitments to place orders with any particular broker or group of brokers. It is anticipated that a substantial portion of all brokerage commissions will be paid to brokers who supply investment information to the Investment Manager. During 1999, all brokerage commissions paid by the Funds were paid to such brokers.

       Each Fund may, in some instances, invest in U.S. and/or foreign securities that are not listed on a national securities exchange but are traded in the over-the-counter market. Each Fund may also purchase listed securities through the third market or fourth market. When transactions are executed in the over-the-counter market or the third or fourth market, the Investment Manager will seek to deal with the primary market-makers for each security; however, when necessary in order to obtain the best price and execution, it will utilize the services of others. In all cases, the Investment Manager will attempt to negotiate the best market price and execution.

       For the Fiscal Years ended December 31, 1997, 1998 and 1999, the predecessor to the MidCap Fund paid total brokerage commissions of $2,415,659, $2,617,257 and $2,991,915, respectively. All commissions paid during the fiscal year ended December 31, 1999, were paid to firms which provided research, statistical or other services to the Investment Manager. The Investment Manager has not separately identified a portion of such commissions as applicable to the provision of such research, statistical or otherwise.

       For the Fiscal Years ended December 31, 1997, 1998 and 1999, the predecessor to the Small Cap Fund paid total brokerage commissions of $889,316, $1,614,907 and $937,205, respectively. All commissions paid during the fiscal year ended December 31, 1999, were paid to firms which provided research, statistical or other services to the Investment Manager. The Investment Manager has not separately identified a portion of such commissions as applicable to the provision of such research, statistical or otherwise.

       During fiscal year ended1999 the predecessors to the MidCap Fund and the Small Cap Fund each acquired the securities of one of its regular broker-dealers (as defined in Rule 10b-1 under the 1940 Act). At December 31, 1999, the MidCap Fund and the Small Cap Fund both had holdings in State Street Bank and Trust Company valued at $27,648,000 and $780,000, respectively.

       As noted below, the Investment Manager is an indirect wholly owned subsidiary of Dresdner Bank AG ("Dresdner"). Dresdner Kleinwort Benson North America LLC ("Dresdner Kleinwort Benson") and other Dresdner subsidiaries may be broker-dealers (collectively, the "Dresdner Affiliates"). The Investment Manager believes that it is in the best interests of the Funds to have the ability to execute brokerage transactions, when appropriate, through the

Dresdner Affiliates. Accordingly, the Investment Manager intends to execute brokerage transactions on behalf of the Funds through the Dresdner Affiliates, when appropriate and to the extent consistent with applicable laws and regulations, including federal banking laws.

       In all such cases, the Dresdner Affiliates will act as agent for the Funds, and the Investment Manager will not enter into any transaction on behalf of the Funds in which a Dresdner Affiliate is acting as principal for its own account. In connection with such agency transactions, the Dresdner Affiliates will receive compensation in the form of brokerage commissions separate from the Investment Manager's management fee. The Investment Manager's policy is that such commissions must be reasonable and fair when compared to the commissions received by other brokers in connection with comparable transactions involving similar securities and that the commissions paid to a Dresdner Affiliate must be no higher than the commissions paid to that broker by any other similar customer of that broker who receives brokerage and research services that are similar in scope and quality to those received by the Funds.

       The Investment Manager performs investment management and advisory services for various clients, including other registered investment companies, and pension, profit-sharing and other employee benefit plans, as well as individuals. In many cases, portfolio transactions for a Fund may be executed in an aggregated transaction as part of concurrent authorizations to purchase or sell the same security for numerous accounts served by the Investment Manager, some of which accounts may have investment objectives similar to those of the Fund. The objective of aggregated transactions is to obtain favorable execution and/or lower brokerage commissions, although there is no certainty that such objective will be achieved. Although executing portfolio transactions in an aggregated transaction potentially could be either advantageous or disadvantageous to any one or more particular accounts, aggregated transactions in which a Fund participates will be effected only when the Investment Manager believes that to do so will be in the best interest of the Fund, and the Investment Manager is not obligated to aggregate orders into larger transactions. These orders generally will be averaged as to price. When such aggregated transactions occur, the objective will be to allocate the executions in a manner which is deemed fair and equitable to each of the accounts involved over time. In making such allocation decisions, the Investment Manager will use its business judgment and will consider, among other things, any or all of the following: each client's investment objectives, guidelines, and restrictions, the size of each client's order, the amount of investment funds available in each client's account, the amount already committed by each client to that or similar investments, and the structure of each client's portfolio. Although the Investment Manager will use its best efforts to be fair and equitable to all clients, including the Funds, there can be assurance that any investment will be proportionately allocated among clients according to any particular or predetermined standard or criteria. The Investment Manager will not include orders on behalf of any affiliated or related entity in any aggregated transaction that includes orders placed on behalf of a Fund.



DIRECTORS AND OFFICERS

       The names and addresses of the Directors and officers of the Company and their principal occupations and certain other affiliations during the past five years are given below. Unless otherwise specified, the address of each of the following persons is Four Embarcadero Center, San Francisco, California 94111.

       DEWITT F. BOWMAN, (69), Chairman and Director. Mr. Bowman is a Principal of Pension Investment Consulting, with which he has been associated since February 1994. From February 1989 to January 1994, he was Chief Investment Officer for California Public Employees Retirement System, a public pension fund. He serves as a director of RREEF America REIT, Inc. and the Wilshire Target Funds Inc.; and as a trustee of Brandes Institutional International Investment Trust, the Pacific Gas and Electric Nuclear Decommissioning Trust, and the PCG Private Equity Fund.

       ROBERT J. BIRNBAUM, (72), Director. Director, Chicago Board Options Exchange (since 1998); Director, Dresdner RCM Investment Funds, Inc. (1990 to
2000); Director, Chicago Mercantile Exchange (1990 to 1998); Trustee, Liberty All-Star Growth Fund, Inc. (since 1995); Trustee, Colonia Funds (since 1995); Trustee, Liberty All-Star Equity Fund, Inc. (since 1994); Special Counsel, Dechert Price & Rhoads (law firm) (1988 to 1993); President and Chief Operating Officer, New York Stock Exchange, Inc. (1985 to 1988); President and Chief Operating Officer, American Stock Exchange, Inc. (1977 to 1985).

       THEODORE J. COBURN (46), Director. Partner, Brown Coburn & Co., a consulting firm (since 1991); education associate at Harvard University Graduate School of Education (since 1996); Director, Nicholas-Applegate Fund, Inc. (since
1987); Trustee, Nicholas-Applegate Mutual Funds (since 1992); Director, Measurement Specialities, Inc. (since 1995); Director, Moovies, Inc. (since
1995); Director, Dresdner RCM Investment Funds, Inc. (1991 to 2000); Senior Vice President, Prudential Securities Inc. (1986 to 1991); Managing Director of the Global Equity Transactions Group and a member of the Board of Directors, Prudential Securities (1986 to 1991); Managing Director, Merrill Lynch Capital Markets (1983 to 1986).

       PAMELA A. FARR, (54), Director. Ms. Farr is a partner in Best & Co. LLC, a manufacturer and retailer of children's clothing and accessories. From 1991 to 1994, she was President of Banyan Homes, Inc., a real estate development and construction firm; and for eight years she was a management consultant for McKinsey & Company, where she served a variety of Fortune 500 companies in all aspects of strategic management and organizational structure.

       ALFRED W. FIORE (62), Director. General Manager, Hirschfeld, Stern, Moyer & Ross, Inc. (employee benefit consulting firm) (since 1988); Director, Dresdner RCM Investment Funds Inc. (1996 to 2000); Consultant, Lois/U.S.A. (creative advertising agency) (1987 to 1988); Executive Vice President and Chief Financial Officer, Parlux Fragrances, Inc. (1987); Executive Vice President and Chief Financial Officer, Concord Assets Group, Inc. (real estate manager) (1986); President and Chief Operating Officer, Amerigroup Financial Services, Inc. (financial services) (1984 to 1986); Partner, KPMG Peat Marwick, LLP (1973 to
1984).

       GEORGE B. JAMES, (62), Director. Mr. James serves as a director of Basic Vegetable Products, California Sun Dry Foods, Clayton Group, Inc., and Crown Vantage, Inc. Mr. James also serves as a trustee of the Committee for Economic Development and the California Pacific Medical Center Foundation. From 1985 to 1999 Mr. James was a Senior Vice President and Chief Financial Officer of Levi Strauss & Co. Mr. James previously was Chair of the Advisory Committee to the California Public Employees Retirement System.

       JOHN A. KRIEWALL (59) Director. Mr. Kriewall is retired from his position as Managing Director of Dresdner RCM, with which he had been associated since 1973. He also served Dresdner RCM as Co-Chief Investment Officer of the Mid Cap Team and was a member of the Mid Cap Team Management Committee. He received his BS degree from Stanford University and in 1971 received his MBA from Stanford University. Following graduation, he joined the Trust Division of United California Bank and assisted in the founding of its investment counseling subsidiary, Western Asset Management. Mr. Kriewall is an "interested person" (as defined in the 1940 Act) by virtue of his affiliation with the Investment Manager.

       GEORGE G.C. PARKER, (61), Director. Mr. Parker is Associate Dean for Academic Affairs and Director of the MBA Program and Dean Witter Professor of Finance at the Graduate School of Business at Stanford University, with which he has been associated since 1973. Mr. Parker has served on the Board of Directors of: the California Casualty Group of Insurance Companies since 1977; BB&K Holdings, Inc., a holding company for financial services companies, since 1980;
H. Warshow & Sons, Inc., a manufacturer of specialty textiles, since 1982; Zurich Reinsurance Centre, Inc., a large reinsurance underwriter, since 1994; and Continental Airlines, since 1996. Mr. Parker served on the Board of Directors of the University National Bank & Trust Company from 1986 to 1995.

       KENNETH E. SCOTT, (71), Director. Mr. Scott is the Ralph M. Parsons Professor of Law and Business at Stanford Law School, with which he has been associated since 1967. He is also a director of certain registered investment companies managed by Benham Capital Management.

       ANTHONY AIN, (40), President. Mr. Ain is a Managing Director and General Counsel of Dresdner RCM, with which he has been associated since 1992. From 1988 to 1992, he worked for the United States Securities and Exchange Commission, first as Counsel to Commissioner Joseph A. Grundfest, then as a Senior Special Counsel in the SEC's Division of Market Regulation. From 1984 to 1988, he was an associate in the Washington, D.C. office of Fried, Frank, Harris, Shriver & Jacobson, where he practiced securities and banking law.

       ROBERT J. GOLDSTEIN, (37), Vice President and Secretary. Mr. Goldstein is a Director and Associate General Counsel of Dresdner RCM, with which he has been associated since 1997. From 1990 to 1996, Mr. Goldstein was an associate in the New York, London and Prague offices of Weil, Gotshal & Manges where his practice primarily focused on private investment and hedge funds, and international transactional and general corporate matters.

       KARIN L. BROTMAN, (33), Assistant Secretary. Ms. Brotman is Assistant Fund Counsel of Dresdner RCM, with which she has been associated since 1997. From 1995 to 1997, Ms. Brotman was a Product Manager at Fidelity Investments in their Legal Department, where she was involved in providing legal and compliance for 1940 Act registered management investment companies. From 1993 to 1995, she was employed as an Account Officer with Fleet Financial Group where she was responsible for negotiating the legal recovery of a distressed asset portfolio.

       JENNIE W. KLEIN, (35), Vice President and Treasurer. Ms. Klein is Director of Commingled Fund Services and at Director of Dresdner RCM, with which she has been associated since 1994. She is responsible for fund administration and shareholder record keeping for the Dresdner RCM products. From 1991 to 1994, Ms. Klein was employed at G.T. Capital Management as the Manager of Financial Reporting and Compliance for their mutual funds. From 1988 to 1991, she was an auditor at KPMG Peat Marwick.

       STEVEN L. WONG, (33), Assistant Treasurer. Mr. Wong is a Manager in Commingled Fund Services and has been associated with Dresdner RCM since 1994. He is responsible for overseeing Dresdner RCM's mutual fund administration which includes financial reporting, compliance, tax reporting, fund accounting, budgeting and shareholder servicing. From 1992 to 1994, Mr. Wong was a senior auditor at KPMG Peat Marwick specializing in the audit of investment companies. From 1991 to 1992, he was a fund accountant with Franklin Funds.

       Regular meetings of the Board of Directors are held on a quarterly basis. The Company's Audit Committee, whose present members are Messrs. Bowman and Parker, meet with its independent accountants to exchange views and information and to assist the full Board in fulfilling its responsibilities relating to corporate accounting and reporting practices. Each Director of the Company receives a fee of $_____ per year plus $_____ per series for each Board meeting attended and $____ for each Audit Committee meeting attended. Each Director is reimbursed for travel and other expenses incurred in connection with attending Board meetings.

       The following table sets forth the aggregate compensation earned by the Directors of the Company for the fiscal year ended December 31, 1999, for their service on the Board of Directors and that of all other funds in the "Company complex" (as defined in Schedule 14A under the Securities Exchange Act of 1934):

                                                        Pension or
                                                        Retirement                                      Total Compensation
                                Aggregate            Benefits Accrued                                    from the Company
                               Compensation             as Part of            Estimate Annual              and Company
       Director              from the Global          the Company's            Benefits Upon                 Complex
         Name                   Company(1)              Expenses                Retirement               Paid to Director
---------------------       -----------------       -------------------      -----------------         --------------------
DeWitt F. Bowman                 $21,250                 $24,125                    N/A                     $48,250(2)

Robert J. Birnbaum                 N/A                     N/A                      N/A                     $30,500(3)

Theodore J. Coburn                 N/A                     N/A                      N/A                     $30,000(3)

Pamela A. Farr                   $19,000                 $46,000                    N/A                     $46,000(2)

Alfred W. Fiore                    N/A                     N/A                      N/A                     $30,500(3)

John Kriewall                      N/A                     None                     N/A                          $0

George B. James                  $19,000                   None                     N/A                     $48,250(2)

George G.C. Parker               $19,000                 $47,500                    N/A                     $47,500(2)

Kenneth E. Scott                   N/A                   $14,250                    N/A                     $28,500(2)
                            -----------------------------------------------------------------------------------------------
Total                            $78,250                 $83,250                                           $309,500

----------------------------

(1)   As of December 31, 1999, there were 10 funds in the Global Company.

(2) Includes compensation earned as a Director of the Dresdner RCM Capital Funds, Inc. Effective January __, 2001, the Capital Company was dissolved. Going forward, these individuals will be compensated by the Global Company.


(3) Represents compensation earned as a Director of the Dresdner RCM Investment Funds, Inc. Effective January __, 2001 the Investment Company was dissolved. Going forward, these individuals will be compensated by the Global Company.


       Each Director of the Company who is not an "interested person", as that term is defined in the 1940 Act, of the Investment Manager may elect to defer receipt of all or a portion of his or her fees for service as a Director in accordance with the terms of a Deferred Compensation Plan for Non-Interested Directors ("Directors' Plan"). Under the Directors' Plan, an eligible Director may elect to have his or her deferred fees deemed invested either in 90-day U.S. Treasury bills, shares of the Common Stock of the Company, or a combination of these options, and the amount of deferred fees payable to such director under the Directors' Plan will be determined by reference to the return on such deemed investments. Generally, the deferred fees (reflecting any earnings, gains or losses thereon) become payable upon the Director's retirement or disability. The obligation to make these payments to the Directors of the Company pursuant to the Directors' Plan is a general obligation of the Company. Each Fund may, to the extent permitted by the 1940 Act, invest in 90-day U.S. Treasury bills or the Common Stock of the Company, to match its share of the deferred compensation obligation under the Directors' Plan.

       As of August 9, 2000, no Director or officer of the Company was a beneficial owner of any shares of the outstanding Common Stock of any series of the Company.



CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

       As of August 9, 2000, there were 132,505,241 shares of the MidCap Fund outstanding and 33,032,157 shares of the Small Cap Fund outstanding; on that date the following were known to the Company to own of record more than 5% of the Funds' capital stock:

                                                                                                                % of Shares
Name and Address of Beneficial Owner                                                           Shares Held      Outstanding
------------------------------------                                                           -----------      -----------
MIDCAP FUND

Ernst & Young Master Trust                                                                      22,272,764      16.81%%
c/o The Chase Manhattan Bank, N.A.
770 Broadway, 10th Floor
New York, New York 10003

American Stores Retirement Portfolio                                                            21,703,875      16.38%%
c/o Fidelity Management Trust Co.
82 Devonshire Street
Boston, Massachusetts 02109

Boeing Company Employee Retirement Plan                                                         12,322,187       9.30%
c/o The Chase Manhattan Bank, N.A.
3 Metrotech Center
Brooklyn, New York 11245

Chevron Corp. Annuity Trust                                                                      8,730,596       6.59%
c/o Bankers Trust Company
BT Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211


                                   Page 21

Tektronix Inc.                                                                                   8,218,690       6.20%
c/o Northern Trust Company
P.O., Box 3577
Terminal Annex
Los Angeles, California 90051

Consolidated Natural Gas Company Pension Trust                                                   8,084,587       6.10%%
c/o Bankers Trust Company
BT Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211


SMALL CAP FUND


American Stores Retirement Portfolio                                                            11,634,333      35.22%
c/o Fidelity Management Trust Co.
82 Devonshire Street
Boston, Massachusetts 02109


Chevron Corp. Annuity Trust                                                                      2,357,195       7.14%
c/o Bankers Trust Company
BT Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211

Richard and Rhoda Goldman Fund                                                                   2,077,408       6.29%
1 Lombard Street Suite 303
San Francisco, California 94111-1130

Hughes Aircraft                                                                                  2,008,452       6.08%
P.O. Box 2458
Culver City, California 90231-2458






THE INVESTMENT MANAGER

       The Board of Directors has overall responsibility for the operation of the Company's Funds. Pursuant to such responsibility, the Board of Directors has approved various contracts for designated financial organizations to provide, among other things, day to day management services required by the Funds. The Company has retained as the Funds' Investment Manager, Dresdner RCM Global Investors LLC, a Delaware limited liability company with principal offices at Four Embarcadero Center, San Francisco, California 94111. The Investment Manager is actively engaged in providing investment supervisory services to institutional and individual clients. It was established in December of 1998 and is the successor to the business of its holding company, Dresdner RCM Global Investors US Holdings LLC. The Investment Manager was originally formed as Rosenberg Capital Management in 1970, and it and its successors have been consistently in business since then.

       The Investment Manager is an indirect wholly owned subsidiary of Dresdner Bank, an international banking organization with principal executive offices located at Gallunsanlage 7, 60041 Frankfurt, Germany. With total consolidated assets as of December 31, 1999, of EUR 397 billion ($463 billion), and approximately 1,500 offices and 51,000 employees in over 60 countries around the world, Dresdner is one of Germany's largest banks. Dresdner provides a full range of banking services including, traditional lending activities, mortgages, securities, project finance and leasing to private customers and financial and institutional clients. In the United States, Dresdner maintains branches in New York and Chicago and an agency in Los Angeles. As of the date of this SAI, the nine members of the Board of Managers of the Investment Manager are William L. Price (Chairman), Gerhard Eberstadt, George N. Fugelsang, Joachim Madler, Leonhard Fischer, Susan C. Gause, Luke D. Knecht, , William S. Stack, and Kenneth B. Weeman, Jr.

       Dresdner and the Investment Manager, by virtue of Dresdner's banking operations in the United States, are subject to U.S. banking laws and regulations. U.S. banking organizations generally may act as advisers to investment companies and may buy and sell investment company shares for their customers. The Investment Manager believes that it may perform the services contemplated by its investment management agreements with the Company without violating these banking laws or regulations. In addition, effective March 11, 2000, banking organizations that qualify as and elect to become financial holding companies are permitted to sponsor and distribute the shares of investment companies. Thus, the extent to which Dresdner qualifies and elects to engage in these activities, as well as future changes in legal requirements or regulatory interpretations relating to permissible activities of banking organizations and their affiliates, could affect the nature and scope of services provided to the Company by the Investment Manager or its affiliates.

       The Investment Manager provides the Funds with investment supervisory services pursuant to Investment Management Agreements, Powers of Attorney and Service Agreements (the "Management Agreements") dated as of June 14, 1996. The Investment Manager manages the Funds' investments, provides various administrative services, and supervises the Funds' daily business affairs, subject to the authority of the Board of Directors.

       The Investment Manager is also the investment manager for Dresdner RCM International Growth Equity Fund, Dresdner RCM Europe Fund, ; Dresdner RCM Large Cap Growth Fund, Dresdner RCM Global Small Cap Fund, Dresdner RCM Global Technology Fund, Dresdner RCM Global Health Care Fund, Dresdner RCM Biotechnology Fund, Dresdner RCM Emerging Markets Fund, Dresdner RCM Tax Managed Growth Fund, Dresdner RCM Global Equity Fund and Dresdner RCM Strategic Income Fund, each a series of the Company.; Dresdner RCM Global Strategic Income Fund, Inc., RCM Strategic Global Government Fund, Inc. and Bergstrom Capital Corporation, each a closed-end management investment company.


       Each Fund's Management Agreement was approved by its sole stockholder on January __, 2001 and will continue in effect until January 2003. All management fees paid for periods prior to January __, 2001 were made under similar management agreements prior to the Funds reorganization from series of the Dresdner RCM Capital Funds, Inc. to series of the Global Company.. The management agreements may be renewed from year-to-year thereafter, provided that any such renewals have been specifically approved at least annually by (i) the vote of a majority of the Company's Board of Directors, including a majority of the Directors who are not parties to the Management Agreement or interested persons (as defined in the 1940 Act) of any such person, cast in person at a meeting called for the purpose of voting on such approval, or (ii) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund and the vote of a majority of the Directors who are not parties to the contract or interested persons of any such party.


       Each Fund, pursuant to its Management Agreement, has assumed the obligation for payment of the following ordinary operating expenses: (a) brokerage and commission expenses, (b) federal, state, or local taxes incurred by, or levied on, each Fund, (c) interest charges on borrowings, (d) charges and expenses of the Fund's custodian (e) payment of all investment advisory fees (including fees payable to the Investment Manager under the Management Agreement), (f) fees pursuant to the Fund's Rule 12b-1 plan, (g) legal and audit fees, (h) SEC and "Bluesky" registration expenses, and (i) compensation, if any, paid to officers and employees of the Company who are not employees of the Investment Manager.. Each Fund is also responsible for expenses of an extraordinary nature subject to good faith determination of the Company's Board of Directors. Each Fund's expenses are charged against its assets. General expenses of the Company are allocated among its series in a manner proportionate to the net assets of each series, on a transactional basis, or on such other basis as the Board of Directors deems equitable. The Investment Manager is also responsible for all of its own expenses in providing services to the Funds.

       For the services rendered by the Investment Manager under the Management Agreements, each Fund pays management fees at an annualized rate of its average daily net assets. These fees are computed daily and paid monthly. The MidCap Fund pays investment management fees monthly at an annualized rate of 0.75% of the Fund's average daily net assets. For the years ended December 31, 1999, 1998, and 1997, the Fund's predecessor incurred investment management fees aggregating $7,410,131, $7,043,731, and $7,008,712 , respectively. The Small Cap Fund pays investment management fees monthly at an annualized rate of 1.00% of the Fund's average daily net assets. For the years ended December 31, 1999, 1998, and 1997, the Fund's predecessor incurred investment management fees aggregating $4,309,277, $5,821,282, and $5,759,180, respectively. During the years noted, the management fees paid by the predecessors to the Funds were paid under a different expense structure that previously provided that the Funds pay for certain of their ordinary operating expenses while the Investment Manager was responsible for all of the other ordinary operating expenses (ie. legal and audit fees, and SEC and "Blue Sky" registration expenses), including the compensation of the directors of the Company.

       The Investment Manager has agreed to limit each Fund's expenses as described in the Prospectus. The Funds have agreed to reimburse the Investment Manager for a period of up to five years, for any such payments to the extent that the Fund's operating expenses are otherwise below this expense cap. This obligation will not be recorded on the books of the Fund to the extent that the total operating expenses of the Fund are at or above the expense cap. However, if the total operating expenses of the Fund fall below the expense cap, the reimbursement to the Investment Manager will be accrued by the Fund as a liability.

       Each Management Agreement is terminable as to Fund without penalty on 60 days' written notice by a vote of the majority of the Fund's outstanding voting securities, by a vote of the majority of the Company's Board of Directors, or by the Investment Manager on 60 days' written notice and will automatically terminate in the event of its assignment.

       The Fund's Management Agreement provides that the Investment Manager will not be liable for any error of judgment or for any loss suffered by a Fund in connection with the matters to which the Management Agreement relates, except for liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Investment Manager's reckless disregard of its duties and obligations under the Management Agreement. The Company has agreed to indemnify the Investment Manager out of the assets of each Fund, against liabilities, costs and expenses that the Investment Manager may incur in connection with any action, suit, investigation or other proceeding arising out of or otherwise based on any action actually or allegedly taken or omitted to be taken by the Investment Manager in connection with the performance of its duties or obligations under the Management Agreement with respect to the Fund or otherwise as investment manager of the Fund. The Investment Manager is not entitled to indemnification with respect to any liability to a Fund or its stockholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of its reckless disregard of its duties and obligations under the Management Agreement.



THE DISTRIBUTOR

       Funds Distributor, Inc., 60 State Street, Suite 1300, Boston, Massachusetts 02109 (the "Distributor") serves as Distributor to each Fund. The Distributor has provided mutual fund distribution services since 1976, and is a subsidiary of Boston Institutional Group, Inc., which provides distribution and other related services with respect to investment products.

       Pursuant to the Distribution Agreement with the Company, the Distributor has agreed to use its best efforts to effect sales of shares of the Funds, but is not obligated to sell any specified number of shares. The Distribution Agreement contains provisions with respect to renewal and termination similar to those in each Fund's Management Agreement discussed above. Pursuant to the Distribution Agreement, the Company has agreed to indemnify the

Distributor out of the assets of each Fund to the extent permitted by applicable law against certain liabilities under the Securities Act of 1933 arising in connection with the Distributor's activities on behalf of the Company.

       The Company also has an Agreement with the Investment Manager and the Distributor pursuant to which the Distributor has agreed to provide: regulatory, compliance and related technical services to the Company; services with regard to advertising, marketing and promotional activities; and officers to the Company. The Investment Manager is required to reimburse the Company for any fees and expenses of the Distributor pursuant to the Agreements.

       The Company, on behalf of its Class N shares, has adopted a distribution and service plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, each Fund pays the Distributor an annual fee of up to 0.25% of the average daily net assets of its Class N shares as reimbursement for certain expenses actually incurred by the Distributor in connection with providing distribution and shareholder support services to such shares. Class I shares are not subject to 12b-1 fees. The Distributor is reimbursed for: (a) expenses incurred in connection with advertising and marketing the N Class of shares of the Funds, including but not limited to any advertising by radio, television, newspapers, magazines, brochures, sales literature, telemarketing or direct mail solicitations; (b) periodic payments of fees or commissions for distribution assistance made to one or more securities brokers, dealers or other industry professionals such as investment advisers, accountants, estate planning firms and the Distributor itself in respect of the average daily value of shares owned by clients of such service organizations, and (c) expenses incurred in preparing, printing and distributing the Funds' prospectus and statement of additional information.

       The Plan continues in effect from year to year with respect to each Fund, provided that each such continuance is approved at least annually by a vote of the Board of Directors of the respective Company, including a majority vote of the Directors who are not "interested persons" of the Company within the meaning of the 1940 Act and have no direct or indirect financial interest in the Plan or in any agreement related to the Plan, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to a Fund at any time, without penalty, by the vote of a majority of the outstanding shares of the Fund. The Plan may not be amended to increase materially the amounts to be paid by a Fund for the services described therein without approval by the shareholders of the Fund, and all material amendments are required to be approved by the Board of Directors in the manner described above. The Plan will automatically terminate in the event of its assignment.

       If in any year Funds Distributor is due more from the Funds for such services than is immediately payable because of the expense limitation under the Plan, the unpaid amount is carried forward while the Plan is in effect until such later year as it may be paid. There is no limit on the periods during which unreimbursed expenses may be carried forward, although the Funds are not obligated to repay any outstanding unreimbursed expenses that may exist if the Plan is terminated or not continued. No interest, carrying, or finance charge will be imposed on any amounts carried forward.

       The Distributor may pay broker-dealers and others, out of the fees it receives under the Plan, quarterly trail commissions of up to 0.25%, on an annual basis, of the average daily net assets attributable to the Class N of shares of each Fund held in the accounts of their customers.

       Pursuant to the Plan, the Board of Directors will review at least quarterly a written report of the distribution expenses incurred on behalf of the Class N shares of the Fund by the Distributor. The report will include an itemization of the distribution expenses and the purposes of such expenditures. In addition, as long as the Plans remain in effect, the selection and nomination of Directors of the Company who are not "interested persons" of the Company within the meaning of the 1940 Act will be committed to the Directors who are not interested persons of the Company.



THE ADMINISTRATOR

       The administrator of the Company is State Street Bank and Trust Company ("State Street"), 1776 Heritage Drive, North Quincy, Massachusetts 02109.

       Pursuant to an Sub-administration Agreement with the Company, State Street is responsible for performing various administrative services required for the daily operation of the Company, subject to the control, supervision and direction of the Company and the review and comment by the Company's auditors and legal counsel. State Street has no supervisory responsibility over the investment operations of the Funds. Administrative services performed by State Street include, but are not limited to, the following: overseeing the determination and publication of the Company's net asset value; overseeing the maintenance by the Company's custodian of certain book and records of the Company; preparing the Company's federal, state and local income tax returns; arrange for payment of the Company's expenses; and preparing the financial information for the Company's semi-annual and annual reports, proxy statements and other communications.

       Fees payable to State Street for administrative services performed on behalf of the Funds are paid by the Investment Manager.


OTHER SEVICE PROVIDERS



       State Street acts as the transfer agent, redemption agent, dividend paying agent and custodian for the Funds. The custodian is responsible for the safekeeping of a fund's assets and the appointment of any subcustodian banks and clearing agencies. State Street's principal business address in 1776 Heritage Drive, North Quincy, Massachusetts 02171.

       PricewaterhouseCoopers LLP ("PwC") acts as the independent public accountants for the Funds. The accountant examines financial statements for the Funds and provides other audit, tax and related services. PwC's principal business address is 160 Federal Street, Boston, Massachusetts 02110.



NET ASSET VALUE


       For purposes of the computation of the net asset value of each share of each Fund, equity securities traded on stock exchanges are valued at the last sale price on the exchange or in the principal over-the-counter market in which such securities are traded as of the close of regular trading on the day the securities are being valued, unless the Board of Directors or a duly constituted committee of the Board determines that such price does not reflect the fair value of the security. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by the Investment Manager to be the primary market for the securities. If there has been no sale on such day, the security will be valued at the closing bid price on such day. If no bid price is quoted on such day, then the security will be valued by such method as a duly constituted committee of the Board of Directors determines in good faith to reflect its fair value. Readily marketable securities traded only in the over-the-counter market that are not listed on the NASDAQ Stock Market or a similar foreign reporting service will be valued at the mean bid price, or such other comparable sources as the Board of Directors deems appropriate to reflect their fair value. Other portfolio securities held by the Funds will be valued at current market value, if current market quotations are readily available for such securities. To the extent that market quotations are not readily available such securities will be valued by whatever means a duly constituted committee of the Board of Directors deems appropriate to reflect their fair value.

       Futures contracts and related options are valued at their last sale or settlement price as of the close of the exchange on which they are traded or, if no sales are reported, at the mean between the last reported bid and asked prices. All other assets of the Funds will be valued in such manner as a duly constituted committee of the Board of Directors in good faith deems appropriate to reflect their fair value.

       Trading in securities on foreign exchanges and over-the-counter markets is normally completed at times other than the close of regular trading on the New York Stock Exchange. In addition, foreign securities and commodities trading may not take place on all business days in New York, and may occur in various foreign markets on days which are not business days in New York and on which net asset value is not calculated. The calculation of net asset value may not take place contemporaneously with the determination of the prices of portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of the New York Stock Exchange will not be reflected in the calculation of net asset value unless the Board of Directors determines that a particular event would materially affect net asset value, in which case an adjustment will be made.

       Assets or liabilities initially expressed in terms of foreign currencies are translated prior to the next determination of net asset value into U.S. dollars at the spot exchange rates at 12:00 p.m. Eastern time or at such other rates as the Investment Manager may determine to be appropriate in computing net asset value.

       Debt obligations with maturities of 60 days or less are valued at amortized cost. The Company may use a pricing service approved by the Board of Directors to value other debt obligations. Prices provided by such a service represent evaluations of the mean between current bid and asked market prices, may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, individual rating characteristics, indications of value from dealers, and other market data. Such services may use electronic data processing techniques and/or a matrix system to determine valuations. The procedures of such services are reviewed periodically by the officers of the Investment Manager under the general supervision of the Board of Directors. Short-term investments are amortized to maturity based on their cost, adjusted for foreign exchange translation, provided such valuations equal fair market value.

       The Board of Directors of the Company has adopted guidelines and procedures for valuing portfolio securities for which market quotations are not readily available and has delegated to a Pricing Committee the responsibility for determining the basis for pricing such securities. Such pricing may be used only when no reliable external price is available from a pricing service, from a dealer quotation, or from a recent sale.



PURCHASE AND REDEMPTION OF SHARES

       The price paid for purchase and redemption of shares of the Funds is based on the net asset value per share, which is normally calculated once daily at the close of regular trading (normally 4:00 P.M. Eastern time) on the New York Stock Exchange on each day that the New York Stock Exchange is open. The New York Stock Exchange is currently closed on weekends and on the following holidays: New Year's Day, President's Day, Martin Luther King Jr. Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The offering price is effective for orders received by Boston Financial Data Services ("BFDS") prior to the time of determination of net asset value. Dealers are responsible for promptly transmitting purchase orders to BFDS. The Company reserves the right in its sole discretion to suspend the continued offering of one or more of its Funds' shares and to reject purchase orders in whole or in part when such rejection is in the best interests of the Fund and its respective stockholders.


REDEMPTION OF SHARES

       Payments will be made wholly in cash unless the Board of Directors believes that economic conditions exist which would make such a practice detrimental to the best interests of a Fund. Under such circumstances, payment of the redemption price could be made either in cash or in portfolio securities taken at their value used in determining the redemption price (and, to the extent practicable, representing a pro rata portion of each of the portfolio securities held by the Fund), or partly in cash and partly in portfolio securities. Payment for shares redeemed also may be made wholly or partly in the form of a pro rata portion of each of the portfolio securities held by a Fund at the request of the redeeming stockholder, if the Company believes that honoring such request is in the best interests of such series. If payment for shares redeemed were to be made wholly or partly in portfolio securities, brokerage costs would be incurred by the stockholder in converting the securities to cash.

DIVIDENDS, DISTRIBUTIONS AND TAX STATUS

       Each income dividend and capital gain distribution, if any, declared by a Fund will be paid in full and fractional shares based on the net asset value as determined on the ex-dividend date for such distribution, unless the stockholder or his or her duly authorized agent has elected to receive all such payments or the dividend or other distribution portion thereof in cash. Changes in the manner in which dividend and other distribution payments are paid may be requested by the stockholder or his or her duly authorized agent at any time through written notice to the Company and will be effective as to any subsequent payment if such notice is received by the Company prior to the record date used for determining the stockholders entitled to such payment. Any distribution election will remain in effect until the Company is notified by the stockholder in writing to the contrary.


REGULATED INVESTMENT COMPANY

       Each Fund has qualified and intends to continue to qualify for treatment as a "regulated investment company" under Subchapter M of the Internal revenue Code of 1986 (the "Code"). Each Fund is treated as a separate corporation for tax purposes and thus the provisions of the Code generally applicable to regulated investment companies are applied separately to the Funds. In addition, net capital gains (the excess of net long-term capital gain over net short-term capital loss), net investment income, and operating expenses are determined separately for each Fund. By complying with the applicable provisions of the Code, a Fund will not be subject to federal income tax with respect to net investment income and net realized capital gains distributed to its stockholders.

       To qualify as a regulated investment company under Subchapter M, generally a Fund must: (i) derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies and certain other income (including gains from certain options, futures and forward contracts), ("Income Requirement"); and (ii) diversify its holdings so that, at the end of each fiscal quarter, (a) at least 50% of the value of the Fund's total assets is represented by cash, cash items, U.S. Government securities, securities of other regulated investment companies and other securities, limited, in respect of any one issuer, to an amount not greater than 5% of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses.

       In any taxable year in which a Fund so qualifies and distributes at least 90% of the sum of its investment company taxable income (consisting of net investment income, the excess of net short-term capital gains over net long-term capital losses and net gains from certain foreign currency transactions) and its net tax-exempt interest income (if any) ("Distribution Requirement"), it will be taxed only on that portion, if any, of such investment company taxable income and any net capital gain that it retains. The Funds expect to so distribute all of such income and gains on an annual basis and thus will generally avoid any such taxation.

       Even if a Fund qualifies as a "regulated investment company," it may be subject to a federal excise tax unless it meets certain additional distribution requirements. Under the Code, a nondeductible excise tax of 4% ("Excise Tax") is imposed on the excess of a regulated investment company's "required distribution" for a calendar year ending within the regulated investment company's taxable year over the "distributed amount" for that calendar year. The term "required distribution" means the sum of (i) 98% of ordinary income (generally net investment income and net gains from certain foreign currency transactions) for the calendar year, (ii) 98% of capital gain net income (generally both long-term and short-term capital gain) for the one-year period ending on October 31 (as though that period were the regulated investment company's taxable year), and (iii) the sum of any untaxed, undistributed net investment income and net capital gains of the regulated investment company for prior periods. The term "distributed amount" generally means the sum of (i) amounts actually distributed by a Fund from its current year's ordinary income and capital gain net income and (ii) any amount on which a Fund pays income tax for the year. The Funds intend to meet these distribution requirements to avoid Excise Tax liability.

       Stockholders who are subject to federal or state income or franchise taxes will be required to pay taxes on dividend and capital gain distributions they receive from a Fund whether paid in additional shares of the Fund or in cash. To the extent that dividends received by a Fund would qualify for the 70% dividends-received deduction available to corporations, the Fund must designate in a written notice to stockholders, within 60 days after the close of the Fund's taxable year, the amount of the Fund's dividends that would be eligible for this treatment. In order to qualify for the dividends-received deduction with respect to a dividend paid on Fund shares, a corporate stockholder must hold the Fund shares for at least 45 days during the 90 day period that begins 45 days before the shares become ex-dividend with respect to the dividend. Stockholders, such as qualified employee benefit plans, which are exempt from federal and state taxation generally would not have to pay income tax on dividend or capital gain distributions. Prospective tax-exempt investors should consult their own tax advisers with respect to the tax consequences of an investment in the Funds under federal, state, and local tax laws.


WITHHOLDING

       Dividends paid by a Fund to a stockholder who, as to the U.S., is a nonresident alien individual, nonresident alien fiduciary of a trust or estate, foreign corporation, or foreign partnership (a "foreign stockholder") generally will be subject to U.S. withholding tax (at a rate of 30% or a lower treaty rate, if applicable). Withholding will not apply, however, if a dividend paid by a Fund to a foreign stockholder is "effectively connected" with the conduct of a U.S. trade or business, in which case the reporting and withholding requirements applicable to U.S. citizens or domestic corporations will apply. Distributions of net capital gain to foreign stockholders who are neither U.S. resident aliens nor engaged in a U.S. trade or business generally are not subject to withholding or U.S. federal income tax.


SECTION 1256 CONTRACTS

       Many of the futures contracts and related options entered into by the Funds are "Section 1256 contracts." Any gains or losses realized on Section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses, although certain foreign currency gains and losses from such contracts may be treated as ordinary income in character. Section 1256 contracts held by a Fund at the end of each taxable year (and, for purposes of the Excise Tax, on October 31 or such other dates as prescribed under the Code), other than
Section 1256 contracts that are part of a "mixed straddle" with respect to which a Fund has made an election not to have the following rules apply, must be "marked-to-market" (that is, treated as sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses are treated as though they were realized. The 60% portion of gains on Section 1256 contracts that is treated as long-term capital gain will qualify for the reduced maximum tax rates on net capital gain -- 20% (10% for taxpayers in the 15% marginal tax bracket) for gain recognized on capital assets held for more than 12 months.


STRADDLE RULES

       Generally, transactions in futures contracts and related options undertaken by the Funds may result in "straddles" for U.S. federal income tax purposes. The straddle rules may affect the amount, character and timing of recognition of gains or losses realized by a Fund. In addition, losses realized by a Fund on positions that are part of a straddle position may be deferred under the straddle rules, rather than being taken into account for the taxable year in which these losses are realized. Because limited regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions and options, futures and forward contracts to the Funds are not entirely clear.

       Transactions in futures contracts and related options may increase the amount of short-term capital gain realized by a Fund, which is taxed as ordinary income when distributed to stockholders. A Fund may make one or more elections available under the Code which are applicable to straddle positions. If a Fund makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to elections made. The rules applicable under certain elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Because the application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to stockholders, and which will be taxed to stockholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.


SECTION 988 GAINS AND LOSSES

       Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Fund accrues interest or other receivables, or accrues expenses or other liabilities, denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, generally are treated as ordinary income or loss. Similarly, on the disposition of debt securities denominated in foreign currency and on the disposition of certain futures contracts, forward contracts and options, gains or losses attributable to fluctuation in the value of foreign currency between the date of acquisition of the debt security, contract or option and the date of disposition thereof are also treated as ordinary gain or loss. These gains or losses, referred to under the Code as "Section 988" gains or losses, may increase or decrease the amount of a Fund's investment company taxable income to be distributed to stockholders as ordinary income.


FOREIGN TAXES

       A Fund may be required to pay withholding and other taxes imposed by foreign countries which would reduce the Fund's investment income, generally at rates from 10% to 40%. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the value of a Fund's total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible to elect to "pass-through" to the Fund's stockholders the amount of foreign income and similar taxes paid by the Fund. If this election is made, stockholders generally subject to tax will be required to include in gross income (in addition to taxable dividends actually received) their pro rata shares of the foreign income taxes paid by the Fund, and may be entitled either to deduct (as an itemized deduction) their pro rata shares of foreign taxes in computing their taxable income or to use such amount (subject to limitations) as a foreign tax credit against their U.S. federal income tax liability. No deduction for foreign taxes may be claimed by a stockholder who does not itemize deductions. Each stockholder will be notified within 60 days after the close of a Fund's taxable year whether the foreign taxes paid by the Fund will be "passed-through" for that year.

       The foregoing is a general abbreviated summary of present U.S. federal income tax laws applicable to the Funds, their stockholders and dividend and capital gain distributions by the Funds. Stockholders are urged to consult their own tax advisers for more detailed information and for information regarding any foreign, state, and local tax laws and regulations applicable to dividends and other distributions received from the Funds.



INVESTMENT RESULTS

       Average annual total return ("T") of a Fund is calculated as follows: an initial hypothetical investment of $1,000 ("P") is divided by the net asset value of shares of the Fund as of the first day of the period in order to determine the initial number of shares purchased. Subsequent dividend and capital gain distributions by a Fund are paid at net asset value on the payment date determined by the Board of Directors. The sum of the initial shares purchased and shares acquired through distributions is multiplied by the net asset value per share of the Fund as of the end of the period ("n") to determine ending redeemable value ("ERV"). The ending value divided by the initial investment converted to a percentage equals total return. The formula thus used, as required by the SEC, is:

                                        n
                                  P(1+T)  = ERV

       The resulting percentage indicates the positive or negative investment results that an investor would have experienced from reinvested dividend and capital gain distributions and changes in share price during the period.

       This formula reflects the following assumptions: (i) all share sales at net asset value, without a sales load reduction from the $1,000 initial investment; (ii) reinvestment of dividends and distributions at net asset value on the reinvestment date determined by the Board of Directors; and (iii) complete redemption at the end of any period illustrated. Total return may be calculated for one year, five years, ten years, and for other periods, and will typically be updated on a quarterly basis. The average annual compound rate of return over various periods may also be computed by using ending values as determined above.

       In addition, in order to more completely represent a Fund's performance or more accurately compare such performance to other measures of investment return, a Fund also may include in advertisements and stockholder reports other total return performance data based on time-weighted, monthly-linked total returns computed on the percentage change of the month end net asset value of the Fund after allowing for the effect of any cash additions and withdrawals recorded during the month. Returns may be quoted for the same or different periods as those for which average total return is quoted. A Fund's investment will vary from time to time depending upon market conditions, the composition of the Fund's portfolio, and operating expenses, so that any investment results reported should not be considered representative of what an investment in the Fund may earn in any future period. These factors and possible differences in calculation methods should be considered when comparing a Fund's investment results with those published for other investment companies, other investment vehicles and unmanaged indices. Results also should be considered relative to the risks associated with a Fund's investment objective and policies.

       Each of the Funds may from time to time compare its investment results with data and mutual fund rankings published or prepared by Lipper Inc. and Morningstar, Inc., which rank mutual funds by overall performance, investment objectives, and assets.

       The MidCap Fund may from time to time compare its investment results with:

       1. THE RUSSELL MIDCAP INDEX, which is composed of the smallest 800 companies in the Russell 1000 Index. The Russell 1000 Index is made up of the 1,000 largest companies in the Russell 3000 Index, which is composed of the 3,000 largest U.S. companies by market capitalization and represents approximately 98% of the investable U.S. equity market.

       2. RUSSELL MIDCAP GROWTH INDEX, which measures the performance of companies included in the Russell Midcap Index that have higher price-to-book ratios and higher forecasted growth values. The stocks are also included in the Russell 1000 Growth index.

       3. THE S&P 500 INDEX, which is a capitalization-weighted index of 500 stocks that attempts to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing major industries.

       4. THE S&P MIDCAP 400 INDEX, which is comprised of the smallest 400 companies in the S&P 500 Index.

       5. THE DOW JONES INDUSTRIAL AVERAGE, which is a price-weighted average of the price of 500 of the largest publicly traded stocks in the United States.

       6. THE RUSSELL 2000 INDEX, which is composed of the 2,000 smallest securities in the Russell 3000 Index, which is composed of the 3,000 largest U.S. companies based on market capitalization and represents approximately 98% of the investable U.S. equity market.

       7. THE VALUE LINE COMPOSITE INDEX, which consists of approximately 1,700 common equity securities.

       8. THE NASDAQ OVER-THE-COUNTER INDEX, which is a value-weighted index compose of 4,500 stocks traded over the counter.

       9. Data and mutual fund rankings published by Lipper Inc. and Morningstar, which rank mutual funds by overall performance, investment objectives, and assets.

       The Small Cap Fund may from time to time compare its investment results with:

       1.     THE RUSSELL 2000 INDEX.

       2.     THE S&P 500 INDEX.

       3.     THE VALUE LINE COMPOSITE INDEX.

       4.     THE NASDAQ OVER-THE-COUNTER INDEX.

       5. Data and mutual fund rankings published or prepared by Lipper Analytical Services, Inc. and Morningstar, which rank mutual funds by overall performance, investment objectives, and assets.



GENERAL INFORMATION



       The Global Company was incorporated in Maryland as an open-end management investment company on September 17, 1995. The authorized capital stock of the Global Company is 3,000,000,000 shares of capital stock (par value $.0001 per share) of which 100,000,000 shares have been designated as shares of the International Growth Equity Fund and the Small Cap Fund, 400,000,000 shares have been designated as shares of the MidCap Fund, 200,000,000 shares have been designated as shares of the Europe Fund, 50,000,000 shares have been designated as shares of each of the Global Technology Fund, Global Small Cap Fund, Global Health Care Fund, Large Cap Fund, Biotechnology Fund, Emerging Markets Fund, Tax Managed Growth Fund, Global Equity Fund and Strategic Income Fund and 25,000,000 shares have been designated as shares of the Balanced Fund.


DESCRIPTION OF CAPITAL SHARES

       Stockholders are entitled to one vote for each full share held and fractional votes for fractional shares held. Unless otherwise provided by law or its Articles of Incorporation or Bylaws, the Company generally may take or authorize any extraordinary action upon the favorable vote of the holders of more than 50% of the outstanding shares of the Company or may take or authorize any routine action upon approval of a majority of the votes cast.

       Shares of the Funds have non-cumulative voting rights, which means that the holders of more than 50% of all series of the Company's shares voting for the election of directors can elect 100% of the directors if they wish to do so. In such event, the holders of the remaining less than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors.

       The Company is not required to hold a meeting of stockholders in any year in which the 1940 Act does not require a stockholder vote on a particular matter, such as election of directors. The Company will hold a meeting of its stockholders for the purpose of voting on the question of removal of one or more directors if requested in writing by the holders of at least 10% of the Company's outstanding voting securities, or to assist in communicating with its stockholders as required by Section 16(c) of the 1940 Act.

       Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Companies shall not be deemed to have been effectively acted upon unless approved by a majority of the outstanding voting securities, as defined in the 1940 Act, of the series or class of the Company affected by the matter. Under Rule 18f-2, a series or class is presumed to be affected by a matter, unless the interests of each series or class in the matter are identical or the matter does not affect any interest of such series or class. Under Rule 18f-2 the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of its outstanding voting securities, as defined in the 1940 Act. However, the rule also provides that the


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ratification of independent public accountants, the approval of principal underwriting contracts and the election of directors may be effectively acted upon by the stockholders of the Company voting without regard to Fund.

       Each share of each Class of a Fund represents an equal proportional interest in the Fund with each other share of the same Class and is entitled to such dividends and distributions out of the income earned on the assets allocable to the Class as are declared in the discretion of the Board of Directors. In the event of the liquidation or dissolution of the Global Company, stockholders of a Fund are entitled to receive the assets attributable to the Fund that are available for distribution, and a distribution of any general assets not attributable to a particular Fund that are available for distribution, in such manner and on such general basis as the Board of Directors may determine.

       In the event of the liquidation or dissolution of the Company, stockholders of a Fund are entitled to receive the assets attributable to the Fund that are available for distribution, and a distribution of any general assets not attributable to a particular Fund that are available for distribution, in such manner and on such general basis as the Board of Directors may determine.

       Stockholders are not entitled to any preemptive rights. All shares, when issued, will be fully paid and nonassessable by the Company.



ADDITIONAL INFORMATION


COUNSEL

       Certain legal matters in connection with the capital shares offered by the Prospectus have been passed upon for the Funds by Paul, Hastings, Janofsky & Walker LLP, 555 South Flower Street, Los Angeles, California 90071. The validity of the capital stock offered by the Funds has been passed upon by Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201. Paul, Hastings, Janofsky & Walker LLP has acted and will continue to act as counsel to the Investment Manager in various matters.


LICENSE AGREEMENT

       Under a License Agreement dated as of December 11, 1997, the Investment Manager has granted the Company the right to use the "Dresdner RCM" name and has reserved the right to withdraw its consent to the use of such name by the Company at any time, or to grant the use of such name to any other company. In addition, the Company has granted the Investment Manager, under certain conditions, the right to use any other name it might assume in the future, with respect to any other investment company sponsored by the Investment Manager.



FINANCIAL STATEMENTS

       Incorporated by reference herein are the financial statements of the Funds' predecessors contained in the Funds' Annual Reports to Shareholders for the year ended December 31, 1999, including the Report of Independent Accountants, dated February 18, 2000, the Statements of Assets and Liabilities, including the Portfolios of Investments and the related Statements of Operations, the Statements of Changes in Net Assets and the Financial Highlights. Also incorporated by reference herein are the unaudited financial statements of the Funds' predecessors contained in the Funds' Semi-Annual Report to Shareholders for the six-month period ended June 30, 2000. Copies of the Funds' Annual and Semi-Annual Reports to Shareholders will be available, upon request, by calling (800) 726-7240, or by writing to Four Embarcadero Center, San Francisco, California 94111.

REGISTRATION STATEMENT

       The Funds' Prospectus and this SAI do not contain all of the information set forth in the Company's registration statement and related forms as filed with the SEC, certain portions of which are omitted in accordance with rules and regulations of the SEC. The registration statement and related forms may be inspected at the Public Reference Room of the SEC at Room 1024, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and copies thereof may be obtained from the SEC at prescribed rates. It is also available on the SEC's Internet Web site at http://www.sec.gov or by writing the Public Reference Section of the Commission, Washington, D.C. 20549-6009, calling 1-800-SEC-0330 or by email at publicinfo@sec.gov. Statements contained in the Prospectus or this SAI as to the contents of any contract or other document referred to herein or in the Prospectus are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Company's registration statement, such statement being qualified in all respects by such reference.




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